Exhibit 99.1

Akorn to Use Voluntary Chapter 11 Process to Position Business for Long-Term Success

Continues Operations as Usual, Delivering Safe and Effective Products to Customers and Patients

LAKE FOREST, Ill., May 20, 2020 -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty pharmaceutical company (“Akorn” or the “Company”), today announced that the Company and its U.S. subsidiaries filed for voluntary protection under Chapter 11 (“Chapter 11”) of the U.S. Bankruptcy Code in United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to execute an in-court sale of its business while addressing litigation-related overhangs and best positioning the business for long-term success under new ownership. In connection with the filing, the Company has executed a Restructuring Support Agreement with lenders representing more than 75% of its secured debt, who will collectively serve as a “stalking horse” bidder in the Company’s sale process and provide additional liquidity to fund the Company’s business operations during this process.

In accordance with the Company’s previously announced sale process, Akorn will use the legal protections of the Chapter 11 process to execute a sale of its business in accordance with the milestones set forth in the Restructuring Support Agreement. As a result of negotiations, Akorn and certain of its existing lenders have agreed to a Stalking Horse Asset Purchase Agreement (“Stalking Horse APA”) whereby the existing lenders will serve as the “stalking horse” bidder in the court-supervised sale of the business, which will be subject to further marketing during the Chapter 11 process in accordance with the Company’s proposed bid procedures. Other buyers will continue to have the opportunity to improve on this bid for the Company.

To help fund and protect its operations during the Chapter 11 process, Akorn obtained consent to use cash collateral from all of its existing lenders and received commitments from certain of its lenders for $30 million in debtor-in-possession (“DIP”) financing. Upon approval of the Bankruptcy Court, the DIP financing will provide the Company and its U.S. subsidiaries with ample liquidity to fund their business operations and administrative expenses during the Chapter 11 cases.

Akorn is confident in the underlying strength of its business and plans to continue to operate as usual throughout the duration of the Chapter 11 and sale process, including meeting its contractual obligations and making payments to vendors. The Company has filed customary motions with the Bankruptcy Court intended to allow Akorn to maintain normal operations and fulfill its go-forward commitments to customers, suppliers, associates and other stakeholders. These motions are typical in the Chapter 11 process and Akorn anticipates they will be heard and approved in the first few days of the case.

Doug Boothe, Akorn’s President and Chief Executive Officer, commented, “Today’s announcement represents a decisive, positive step for Akorn, one that we have been able to achieve because of the underlying strength of our business and potential for growth. We look forward to separating legacy litigation and debt from the Company’s most valuable assets – our products, our people, our manufacturing facilities and our knowledge – so that we can move forward unencumbered by these liability exposures under new ownership that believes in our future.”

“The current public health crisis has re-emphasized that the work our associates do tirelessly each and every day is vital to those we serve. I anticipate that today’s decisive action will allow us to be better positioned to continue this work for many years to come.”

The Chapter 11 cases include Akorn and each of its U.S. subsidiaries. The Company’s entities in India and Switzerland are not included in the Chapter 11 filing.

The Company is working to complete the sale process in the third quarter of 2020 and emerge as a more vibrant company, even better positioned to improve patients’ lives through the quality, availability and affordability of its products.

Additional information about the Chapter 11 cases can be found at Akorn’s dedicated microsite, www.akorn-forward.com. Claims information can be found at www.kccllc.net/akorn.

Akorn is advised in this matter by Kirkland & Ellis as legal advisor, PJT Partners as financial advisor and AlixPartners as restructuring advisor.

# # #

About Akorn
Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements,” including statements regarding the Chapter 11 Cases, the DIP Facility, the Company’s ability to complete the sale and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. You can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expect,” “continue,” “believe,” “seek,” “anticipate,” “estimate,” “intend,” “could,” “would,” “potential,” or the negative of such terms or other similar expressions. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties related to: (i) the consummation of the sale; (ii) potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; (iv) objections to the Stalking Horse APA, Bidding Procedures, DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; (vii) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; (viii) the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; (ix) the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the sale and the DIP Facility, and the outcome of the Chapter 11 Cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; (xi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the sale or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; (xiii) other litigation and inherent risks involved in a bankruptcy process; and (xiv) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020), Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (as filed with the SEC on May 11, 2020) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Media:
Rachel Chesley / Sarah Rosselet

akorn@fticonsulting.com

Investors:

Investor.relations@akorn.com